Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                       AMERICAN BIOGENETIC SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                               11-2655906
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

1375 Akron Street, Copiague, New York                               11726
(Address of Principal Executive Offices)                          (Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                          Timothy J. Roach, Treasurer
                       American Biogenetic Sciences, Inc.
                               1375 Akron Street
                            Copiague, New York 11726
                    (Name and address of agent for service)

                                 (516) 789-2600
         (Telephone number, including area code, of agent for service)

                                with a copy to:

                            Leonard W. Suroff, Esq.
                               1375 Akron Street
                            Copiague, New York 11726

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE


                                       Proposed    Proposed
Title of                               maximum     maximum          Amount
each class          Amount             offering    aggregate        of
of securities       to be              price per   offering         registration
to be registered    registered(1)      share       price            fee
- --------------------------------------------------------------------------------
Class A Common
Stock, par value     100,000 shares      $4.78     $   478,000    $  164.83
$.001 per share      900,000 shares      $4.78       4,302,000     1,483.45
- --------------------------------------------------------------------------------
     Total         1,000,000 shares                $ 4,780,000    $1,648.28
- --------------------------------------------------------------------------------

(a) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1996 Stock Option Plan.

(b) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h): (i) with respect to options heretofore granted to purchase 100,000 shares, the exercise price thereof of $4.78 per share and (ii) with respect to the remaining 900,000 shares, the average of the high and low sales prices per share of the registrant's Common Stock on the NASDAQ National Market System on July 30, 1996.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 heretofore filed by the Company with the Commission (File No. 0-19041) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act"), and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 25, 1991 under the 1934 Act, including any amendment or report filed for the purpose of updating such description, are incorporated herein by reference.

           All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.    Description of Securities.

           Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not Applicable.

Item 6.    Indemnification of Directors and Officers.

           Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses. Section 7 of
Article VII of the registrant's By-laws provides for indemnification of directors, officers, employees and agents of the Company to the extent permitted by the DGCL. In addition, Article 9 of the registrant's Restated Certificate of Incorporation provides, in general, that no director of the registrant shall be liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.    Exemption from Registration Claimed.

           Not Applicable.

Item 8.    Exhibits.

Exhibit
Number
- ------

4.01 Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on July 30, 1996.

4.02       By-Laws of the Company, as amended.

5.01 Opinion and consent of Leonard W. Suroff, Esq. as to the legality of the Class A Common Stock being offered.

23.01      Consent of Arthur Andersen LLP

23.02      Consent of Leonard W. Suroff, Esq. (contained in Exhibit 5.01).

*99.01 American Biogenetic Sciences, Inc. 1996 Stock Option Plan. Incorporated by reference to Exhibit A to the Company's Proxy Statement dated April 29, 1996 used in connection with the Company's 1996 Annual Meeting of Stockholders (File No. 0-19041).

- -----------
*  Filed herewith.

Item 9.    Undertakings.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 31st day of July, 1996.


                                      AMERICAN BIOGENETIC SCIENCES, INC.


                                      By: /s/ Alfred J. Roach
                                          --------------------------
                                          Alfred J. Roach, Chairman of the Board

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 31st day of July, 1996.

           Signature                        Title
           ---------                        -----

   /s/Alfred J. Roach         Chairman of the Board (Chief Executive Officer)
- -------------------------
     Alfred J. Roach


   /s/ Josef C. Schoell       Vice President, Finance (Principal Financial and
- -------------------------     Accounting Officer)
     Josef C. Schoell


  /s/ Paul E. Gargan          Director
- -------------------------
     Paul E. Gargan


   /s/ Ellena M. Byrne        Director
- -------------------------
     Ellena M. Byrne


  /s/ Joseph C. Hogan         Director
- -------------------------
     Joseph C. Hogan


  /s/ Timothy J. Roach        Director
- -------------------------
     Timothy J. Roach


  /s/ William G. Sharwell     Director
- -------------------------
     William G. Sharwell

                                  EXHIBIT INDEX

Exhibit
Number
- ------

4.01 Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on July 30, 1996.

4.02       By-Laws of the Company, as amended.

5.01 Opinion and consent of Leonard W. Suroff, Esq. as to the legality of the Class A Common Stock being offered.

23.01      Consent of Arthur Andersen LLP

23.02      Consent of Leonard W. Suroff, Esq. (contained in Exhibit 5.01).

*99.01 American Biogenetic Sciences, Inc. 1996 Stock Option Plan. Incorporated by reference to Exhibit A to the Company's Proxy Statement dated April 29, 1996 used in connection with the Company's 1996 Annual Meeting of Stockholders (File No. 0-19041).

- -----------
*  Filed herewith.